EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements file no. 33-45089, file no. 333-04247, file no. 333-17303, file no. 333-33489, file no.
333-62645, file no. 333-62915 and file no. 333-68341.








ARTHUR ANDERSEN LLP
Atlanta, Georgia
March 29, 2000